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                                                                  EXHIBIT 10.106


                           INVESTOR RELATION SERVICES

This agreement ("Agreement") is made and entered into this 23rd day of November, 1998 between American Artists Film Corporation, a Missouri corporation (the "Company") and Makenna Delaney & Sullivan, a California corporation ("MDS").

In consideration of and for the mutual promises and covenants contained herein, and for the good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  PURPOSE.

The Company hereby retains MDS on a non-exclusive basis during the term specified to render investor relation services to the Company, as the Company may reasonably request, upon the terms and conditions as set forth herein.

2.  TERM AND COMPENSATION.

This Agreement shall be effective for a period of twelve months commencing upon the date first written above (the "Engagement Period"); provided, however, that either the Company or MDS may terminate this Agreement upon ten days (10) written notice. Upon termination of this Agreement, any remaining cash compensation and contingent compensation provisions shall be null and void. The Company shall pay to MDS as compensation the following:

              a) Cash Compensation

              Due Date                            Amount
              -------------------------           ------
              Upon Signing                        $ 5,000
              30 Days after Signing                 8,000
              60 Days after Signing                 5,000
              90 Days after Signing                 5,000
              120 Days after Signing                5,000
                                                  -------

                                                  $28,000
                                                  =======

              b) Stock Compensation

              As additional compensation, the Company shall issue to MDS an aggregate of 50,000 unregistered shares of its Class A common stock.

              c) Contingent Compensation

              The Company agrees to incrementally issue unregistered shares of its Class A common stock as contingent compensation based upon performance of the Class A common share price, as quoted on the OTC Bulletin Board, as follows:

              Shares                    Price Range *
              ------                    -------------
              13,500                    $2.00 to $3.99
              13,500                    $4.00 to $5.99
              13,500                    Above $6.00





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              The share price shall be based upon the closing share price over any fifteen consecutive market day period, during the Engagement Period, where the daily volume exceeds 1,000 shares.

              The term of this agreement may be extended upon mutual written consent of both parties for an additional six-month period ("Extended Engagement Period"), commencing on the date of expiration of the Engagement Period. The Company shall pay MDS a fee for services performed during the Extended Engagement Period at a level commensurate with the fee for the Engagement Period. The parties prior to commencement of the Extended Engagement Period shall mutually agree to such fee.

3.  DUTIES OF MDS.

During the term of this Agreement, MDS will provide the Company with such regular and customary non-exclusive investor relation services as is reasonably requested by the Company, provided that MDS shall not be required to undertake duties not reasonably within the scope of the investor relation services contemplated by this Agreement. In performance of these duties, MDS shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of services provided by MDS is not measurable in any quantitative manner, and that MDS shall not be obligated to spend any specific amount of time doing so. The duties of MDS may, at the direction of the Company include, but not necessarily be limited to on a non-exclusive basis, the following:

          a) Preparation of bi-monthly investor updates, which will include relevant milestone updates, investor-watch, stock performance analyses, contract news, earnings/revenue growth updates, financing news, etc.

          b) Bi-monthly distribution of investor updates to 1,000 sources (market makers, investors, etc.)

          c)   Comprehensive listing of investment bankers, market makers, et al

          d)   Investor relations tracking (documenting distribution, et al)

          e)   Preparation of investment marketing memorandum and valuation

4.  MDS'S LIABILITY.

In the absence of gross negligence or willful misconduct on the part of MDS or MDS's breach of this Agreement, MDS shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of MDS or the breach by MDS of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold MDS harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of MDS) which may in any way result from services rendered by MDS pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by MDS without the prior approval or authorization of the Company.




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5.  COMPANY'S LIABILITY.

MDS agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions or statements, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

6.  REGISTRATION OF SHARES.

The Company agrees to file the appropriate registration statement covering the resale of the securities, set forth in this Agreement, with the Securities and Exchange Commission upon mutual agreement of both parties. The Company also agrees to include within that registration statement any future "contingent compensation" shares as set form in section 2(c) of this Agreement. Appropriate registration shall be delivered to MDS within three-business days of filing.

7.  REPRESENTATIONS

MDS makes the following representations to the Company as a condition of this
Agreement:


         (a) MDS shall not make any statements about the Company, in any capacity, without the prior approval of the Company.

         (b) MDS shall clearly and adequately disclose the nature and amount of compensation received under this Agreement (including the existence of this Agreement) on all its disclosures to the public.

         (c) MDS shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase or recommendation for the purchase of the Company's securities.

         (e) MDS is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

         (f) MDS's activities and operations fully comply with all applicable state and federal securities laws and regulations.

         (g) MDS is either properly registered as, or exempt from registration, as a broker-dealer or an investment advisor.

         (h) MDS understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably insure that it, and none of its employees, agents, consultants or affiliates, trade in the securities of client companies while in possession of material non-public information.




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The Company makes the following representations to MDS as a condition of this
Agreement:

          (a) The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission.

          (b) The Company is in good standing in its state of incorporation, Missouri.

          (c) The Company is a "reporting company" under the Securities Act of 1934 and has timely filed all of its required reports, except for Form 10-KSB for the year ended July 31, 1998.

8.  SEVERABILITY.

Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

9.  MISCELLANEOUS.

          (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                      COMPANY:
                      American Artists Film Corporation
                      1245 Fowler Street, NW
                      Atlanta, Georgia 30318
                      (404) 876-7373
                      (404) 885-9831 (Fax)
                      Attn:  Steven D. Brown

                      MDS:
                      Makenna Delaney & Sullivan
                      5973 Avenida Encinas
                      Suite 216
                      Carlsbad, California 92008
                      (760) 931-2500
                      (760) 931-2503 (Fax)
                      Attn:  Bob Sullivan

Such notice or other communication shall be deemed to be given on the date of receipt.

         (b) If MDS ceases to do business, the provisions hereof relating to duties of MDS and compensation by the Company as it applies to MDS shall thereupon cease to be in effect.

         (c) This Agreement embodies the entire agreement and understanding between the Company and MDS and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof.

         (d) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and MDS.


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         (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, without giving effect to conflicts of laws.

         (f) There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

         (g) This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

AMERICAN ARTISTS FILM CORPORATION


By: /s/ Steven D. Brown, CEO
    -------------------------
     Steven D. Brown, CEO



MAKENNA DELANEY & SULLIVAN


By: /s/ Eric Horton
    ------------------------
     Eric Horton, CEO











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